CONSOLIDATED STATEMENTS OF INCOME (1)                 U S WEST, INC.
(UNAUDITED)

                                       Quarter Ended
In millions, except                      March 31,      %
 per share amounts                     1999    1998   Change
------------------------------------ ------- -------  -------
OPERATING REVENUES
 Local service                      $1,867   $ 1,730    7.9
 Exchange access                       681       665    2.4
 Long-distance services                174       204  (14.7)
 Directory services                    326       306    6.5
 Other services                        134       104   28.8
                                     ----------------
Total operating rev.                 3,182     3,009    5.7
                                     ----------------
OPERATING EXPENSES
 Employee-related                    1,125     1,006   11.8
 Other operating                       662       656    0.9
 Depreciation & amort                  602       532   13.2
                                     ----------------
Total operating exp.                 2,389     2,194    8.9
                                     ----------------

Operating income                       793       815   (2.7)

Interest expense                       153       163   (6.1)
Other expense                            1        25  (96.0)
                                     ----------------

Income before income taxes             639       627    1.9

Income tax provision                   242       234    3.4
                                     ----------------

 NET INCOME                         $  397   $   393    1.0
                                     ================


 Basic earnings per share           $ 0.79   $  0.78    1.3
                                     ================

 Basic average shares
 outstanding                         503.3     501.3    0.4
                                     ================

 Diluted earnings per share         $ 0.78   $  0.78     -
                                     ================

 Diluted average shares
 outstanding                         508.1     505.5    0.5
                                     ================

<F1>
(1) The separation of U S WEST, Inc. into two independent companies, U S WEST, Inc. ("New U S WEST") and MediaOne
Group, Inc.,(the "Separation") occurred on June 12, 1998.
The results for the quarter ended March 31, 1998 give effect to the Separation as if the business that comprised New U S WEST operated as a separate entity for the entire period. Additionally, the results of operations include pro forma adjustments for the assumption of indebtedness and the issuance of shares in connection with the alignment of the directory business with New U S WEST, as if the Separation had been consummated as of the beginning of the period indicated.